UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

ACRES Commercial Realty Corp.

(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 Merrick Avenue, Suite 200 S Westbury, NY	11590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516-535-0015

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	ACR	New York Stock Exchange
8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	ACRPrC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders

On May 19, 2021, in connection with the public offering (the “Offering”) by ACRES Commercial Realty Corp. (the “Company”) of newly classified and designated 7.875% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”), the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary (as corrected, the “Articles Supplementary”) to the Company’s charter classifying and designating 6,800,000 shares of the Series D Preferred Stock. A summary of the material terms of the Series D Preferred Stock is set forth under the caption “Description of the Series D Preferred Stock” in the Company’s prospectus supplement, dated May 14, 2021, which forms a part of the Company’s registration statement on Form S-3 (Registration No. 333-254315), and is incorporated herein by reference.

With respect to distribution rights and rights upon liquidation, the Series D Preferred Stock ranks senior to the Company’s common stock (together with any class or series of the Company’s capital stock expressly designated as ranking junior to the Series D Preferred Stock, “Junior Stock”), and ranks on a parity with the Company’s 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock (together with any class or series of the Company’s capital stock expressly designated as ranking on parity with the Series D Preferred Stock, “Parity Stock”).

In addition to other preferential rights, each holder of shares of Series D Preferred Stock is entitled to receive a liquidation preference, which is equal to $25.00 per share of Series D Preferred Stock, plus any accrued and unpaid distributions to, but not including, the date of the payment, before the holders of shares of Junior Stock, in the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, of the Company. Furthermore, the Company is restricted from declaring or paying any distributions, or setting aside any assets for the payment of distributions, on shares of Junior Stock or Parity Stock or, subject to certain exceptions, redeeming or otherwise acquiring shares of Parity Stock or Junior Stock unless full cumulative distributions on the Series D Preferred Stock for all past distribution periods have been declared and either paid or set aside for payment in full.

The foregoing description is not complete and is qualified in its entirety by the terms of the Series D Preferred Stock as set forth in the Articles Supplementary, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference. A specimen certificate for the Series D Preferred Stock is filed as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

The information set forth under Item 3.03 regarding the Articles Supplementary is incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On May 21, 2021, the Company issued 2,400,000 shares of Series D Preferred Stock and received net proceeds (before expenses) of $58,110,000. The Company plans to use the net proceeds from the sale of the shares of the Series D Preferred Stock, after deducting commissions and offering expenses payable by the Company, to make loan originations consistent with its investment policies and for general corporate purposes.

Attached as Exhibit 5.1 to this Current Report is a copy of the opinion of McDermott Will & Emery LLP relating to the validity of the shares of Series D Preferred Stock sold in the Offering. Attached as Exhibit 8.1 to this Current Report is a copy of the opinion of Ledgewood P.C. relating to certain tax matters.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

3.1	Articles Supplementary 7.875% Series D Cumulative Redeemable Preferred Stock, as corrected.

4.1	Form of Specimen Certificate for the Company’s 7.875% Series D Cumulative Redeemable Preferred Stock.

5.1	Opinion of McDermott Will & Emery LLP

8.1	Opinion of Ledgewood, PC.

23.1	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)

23.2	Consent of Ledgewood, PC (included in Exhibit 8.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRES Commercial Realty Corp.

Date: May 21, 2021	/s/ David J. Bryant
David J. Bryant Chief Financial Officer